Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [●], 2021, by and among (i) FGI Industries Ltd. (the “Company”), and (iii) Foremost Groups Ltd. (a “Holder” and collectively with other subsequent parties to the Agreement, “Holders”).

Recitals

WHEREAS, the Holder owns Registrable Securities;

WHEREAS, as of the date hereof, payment has been made by certain underwriters for the initial public offering of Ordinary Shares (“IPO”); and

WHEREAS, in connection with the IPO, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.         Certain Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“Beneficial Ownership” shall mean, with respect to a specified Person, the ownership of securities as determined in accordance with Rule 13d-3 of the Exchange Act, as such Rule is in effect from time to time. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.

“Block Trade” means an offering and/or sale of Registrable Securities by one or more of the Holders on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” shall mean a day other than a Saturday, Sunday, or federal holiday or other day on which commercial banks in the City of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning ascribed to such term in Section 2.7(a).

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq Stock Market, New York Stock Exchange or on any other securities market on which the Ordinary Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the reasonable fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to any Qualified Independent Underwriter, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread), (xi) fees and expenses of any transfer agent or custodian and (xii) expenses for securities law liability insurance and any rating agency fees.

“Family Member” means, with respect to any Person who is an individual, any spouse, parent, siblings or lineal descendants of such Person (including adoptive relationships) and any trust or other estate planning vehicle over which such Person has Control established for the benefit of such Person and/or such Person’s spouse and/or such Person’s descendants (by birth or adoption), parents, siblings or dependents.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder(s)” means (1) any Person who is a signatory to this Agreement, or (2) any Permitted Transferee to whom any Person who is a signatory to this Agreement shall assign or transfer any rights hereunder; provided that in the case of clause (2), such Person or such transferee, as applicable, has executed and delivered to the Company a joinder agreement in the form of Exhibit A hereto, and has thereby agreed in writing to be bound by this Agreement in respect of such Registrable Securities.

“Incidental Registration Notice” has the meaning ascribed to such term in Section 2.2(a).

“Initiating Holder(s)” has the meaning ascribed to such term in Section 2.1(a).

“IPO” has the meaning ascribed to such term in the Preamble.

“Law” means any law (including common law), statute, code, ordinance rule or regulation of any governmental entity.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

“Lock-Up Agreement” means any agreement entered into by a Holder that provides for restrictions on the transfer of Registrable Securities held by such Holder.

“Long Form Registrations” has the meaning ascribed to such term in Section 2.1(a).

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Market Standoff Period” has the meaning ascribed to such term in Section 2.3.

“Opt-Out Request” has the meaning ascribed to such term in Section 3.13(c).

“Ordinary Shares” shall mean the ordinary shares of the Company, and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such ordinary shares of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Ordinary Share Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of capital stock or other equity securities of such Person (including, without limitation, any note or debt security convertible into or exchangeable for shares of capital stock or other equity securities of such Person).

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Permitted Transferee” (a) in the case of a Holder who is an individual, (i) any executor, administrator or testamentary trustee of such Holder’s estate if such Holder dies, (ii) any Person receiving Registerable Securities of such Holder by will, intestacy laws or the laws of descent or survivorship, or (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Holder or one or more Family Members of such Limited Partner over which such Limited Partner has Control and (b) in the case of a Holder that is not an individual, its Affiliates, its shareholders, its limited partners, its other equity owners and its limited liability company members.

“Person” means any individual, corporation (including not for profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, joint-stock company, unincorporated organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Registration” has the meaning ascribed to such term in Section 2.2(a).

“Policies” has the meaning ascribed to such term in Section 3.13(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (a) any Ordinary Shares held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Ordinary Share Equivalents), whether now owned or acquired by the Holders at a later time, (b) any Ordinary Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Ordinary Shares referenced in clause (a) above by way of stock dividend, stock split or combination of shares in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are able to be immediately sold pursuant to Rule 144 without restrictions as to volume limitations and (C) such securities are otherwise transferred or sold, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a legend and such securities may be resold without subsequent registration under the Securities Act.

“Rule 144” and “Rule 144A” have the meaning ascribed to such term in Section 3.1.

“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 3.13 Representatives” has the meaning ascribed to such term in Section 3.13(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shelf Offering” has the meaning ascribed to such term in Section 2.1(c)(ii).

“Shelf Registration Statement” means a shelf registration statement filed under Rule 415 of the Securities Act.

“Short Form Registrations” has the meaning ascribed to such term in Section 2.1(a).

“Sponsor Shareholders” means the entities set forth on Schedule I hereto and any of their respective Affiliates or employees and any of their respective Permitted Transferees (in each case, who own, from time to time, Ordinary Shares).

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Take-Down Notice” has the meaning ascribed to such term in Section 2.1(c)(ii).

Section 2.         Registration Rights.

2.1.       Demand Registrations.

(a)       Demand Registrations Generally. This Section 2.1 sets forth the terms pursuant to which a Sponsor Shareholder may request registration under the Securities Act of all or any portion of the Registrable Securities held by such Sponsor Shareholder on Form S-1 or any similar long form registration (“Long Form Registration”), and on Form S-3 or any similar short form registration (“Short Form Registration”), if available. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.” If the Company shall receive from (i) a Sponsor Shareholder at any time after the closing of the IPO or (ii) any other Holder or group of Holders holding Registrable Securities at any time beginning on the six month anniversary of the closing of the IPO, a written request that the Company file a registration statement with respect to all or a portion of the Registrable Securities (a “Demand Registration Request,”) and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within ten Business Days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all other Holders, and, subject to the limitations of this Section 2.1, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (including, without limitation, by means of a Shelf Registration Statement thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders request to be registered. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.

(b)       Long Form Registrations. At any time that the Company is not legally eligible to file a registration statement with the SEC on Form S-3 or any similar short form registration statement, each Sponsor Shareholder or a group of Sponsor Shareholders shall be entitled to request an unlimited amount of Long Form Registrations subject to Section 2.1(e), the Company shall effect such Long Form Registrations pursuant to Section 2.4 and the Company shall pay all Expenses in connection with such Long Form Registrations.

(c)       Short Form Registrations.

(i)       In addition to the Long Form Registrations provided pursuant to Section 2.1(b), each Sponsor Shareholder or a group of Sponsor Shareholders shall be entitled to request an unlimited number of Short Form Registrations, the Company shall effect such Short Form Registrations pursuant to Section 2.4 and the Company shall pay all Expenses in connection with any such Short Form Registration that covers Registrable Securities with a value of at least $3,000,000. The Company shall use its best efforts to make Short Form Registrations on Form S-3 available for the sale of Registrable Securities and if Short Form Registrations on Form S-3 are available for the sale of Registerable Securities, each Sponsor Shareholder may only request registration on Form S-3.

(ii)       At any time that any Short Form Registration is effective, if any Holder or group of Holders holding Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Short Form Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Short Form Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders thereof pursuant to this Section 2.1(c)(ii)). In connection with any Shelf Offering, the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other Holders of Registrable Securities included in any Short Form Registration and permit each Holder to include its Registrable Securities included on a Short Form Registration in the Shelf Offering if such Holder notifies the proposing Holders and the Company within two Business Days after delivery of the Take-Down Notice to such Holder, and in the event that the managing underwriter advises the Holders of such securities in writing that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such offering pursuant to piggyback registration rights described in Section 2.2 hereof), the managing underwriter may limit the number of shares which would otherwise be included in such Shelf Offering in the same manner as is described in Section 2.1(d).

(iii) Notwithstanding the foregoing, if any Sponsor Shareholder wishes to engage in a Block Trade off of a Shelf Registration Statement on Form S-3 (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the Initiating Holder only needs to notify the Company of the Block Trade on the day such offering is to commence and the Company shall notify the other Holders that did not initiate the Block Trade. The Holders must elect whether or not to participate in such Block Trade on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with such Holders with respect to the provision of necessary information) to facilitate such Block Trade (which may close as early as two Business Days after the date it commences), provided, that in the case of such Block Trade, only Sponsor Shareholders shall have a right to notice and to participate, and provided, further, that the Sponsor Shareholder requesting such Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of offering documents related to the Block Trade. For the avoidance of doubt, Holders other than the Sponsor Shareholders shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Shelf Registration Statement or prospectus to be used in connection with such Block Trade.

(d)       Demand Registration Priority. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Majority Participating Holders included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders to be included in such registration therein, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, any other securities with respect to which the Company has granted registration rights in accordance with Section 2.1(g) hereof requested to be included in such registration, pro rata among the respective Holders thereof on the basis of the amount of such securities requested to be included therein by each such Holder. Without the consent of the Company and the Majority Participating Holders included in such registration, any Persons other than Holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Expenses as provided in Section 2.5 hereof.

(e)       Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (i) within 30 days after a Demand Registration pursuant to this Section 2.1 that has been declared or ordered effective, (ii) during the period any applicable restrictions are still in effect pursuant to any Lock-Up Agreement that has not been waived (or is not reasonably expected to be waived) by the underwriters party thereto, (iii) if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board (after consultation with external legal counsel), any registration of Registrable Securities should not be made or continued (or sales under a Shelf Registration Statement should be suspended) because (i) such registration (or continued sales under a Shelf Registration Statement) would materially and adversely interfere with any existing or potential material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries or (ii) the Company is in possession of material non-public information, the premature disclosure of which has been determined by the Board to not be in the Company’s best interests (in either case, a “Valid Business Reason”) then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing Shelf Registration Statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 60 days after the date the Board determines a Valid Business Reason exists and (y) in the case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five Business Days after such Valid Business Reason no longer exists, but in no event for more than 60 days after the date the Board determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a Shelf Registration Statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner for more than (A) 60 days in any 90 day period or (B) for periods exceeding, in the aggregate, 90 days in any 12 month period, or (z) in the case of a Demand Registration, consisting of a Long Form Registration, within 180 days after the effective date of a previous Long Form Registration or a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 2.2 and in which at least 75% of the number of Registrable Securities requested to be included by the Holders were included in such registration. In the event the Company gives written notice of a Valid Business Reason, the Holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not be treated as one of the permitted Demand Registrations hereunder and the Company shall pay all Expenses in connection with such registration. Notwithstanding the foregoing, the Company may postpone a Demand Registration hereunder only twice in any twelve-month period.

If the Company shall give any notice of postponement, withdrawal or suspension of any registration statement pursuant to clause (iv) of this Section 2.1(e), the Company shall not, during the period of postponement, withdrawal or suspension, register any Ordinary Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iv) of this Section 2.1(e), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause (iv) of this Section 2.1(e) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 60 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iv) of this Section 2.1(c).

(f)       Selection of Underwriters. The Initiating Holder(s) shall have the right to select the investment banker(s), manager(s) and legal counsel to administer the offering.

(g)       Other Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders that hold or Beneficially Own more than 50% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders.

2.2.       Piggyback Registrations.

(a)       Piggyback Rights. If the Company at any time proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any Person who holds its securities (other than (i) a registration on Form S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (iii) a registration of non-convertible debt securities, or (iv) any Demand Registration made pursuant to Section 2.1(a) or Section 2.1(b) herein) (a “Piggyback Registration”) then, as expeditiously as reasonably possible (but in no event less than ten days following the date of filing such registration statement), the Company shall give written notice (the “Incidental Registration Notice”) of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holder the opportunity to register such number of Registrable Securities as each such Holder may request in writing. Subject to Section 2.2(c) and Section 2.2(d), the Company shall include in such registration statement all such Registrable Securities which are requested to be included therein within 15 days after the Incidental Registration Notice is given to such Holders.

(b)       Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include, after including all of the primary securities the Company desires to include in such registration, (i) first, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, other securities with respect to which the Company has granted registration rights in accordance with Section 2.1(g) hereof requested to be included in such registration, pro rata among the respective Holders thereof on the basis of the amount of such securities requested to be included therein by each such Holder.

(c)       Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of Holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the consent of the Majority Participating Holders to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the Holders of such securities and such Registrable Securities on the basis of the number of shares requested to be included therein by each such Holder, and (ii) second, other securities with respect to which the Company has granted registration rights in accordance with Section 2.1(g) hereof requested to be included in such registration, pro rata among the respective Holders thereof on the basis of the amount of such securities requested to be included therein by each such Holder.

(d)       Selection of Underwriters. If any Piggyback Registration is an underwritten secondary offering on behalf of the Holders of the Company’s securities, the selection of investment banker(s) and manager(s) for the offering must be approved in writing by the Sponsor Shareholders.

(e)       Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2.1 or pursuant to this Section 2.2, and if such previous registration has not been withdrawn or abandoned or all shares offered thereunder have been sold, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any Holder or Holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

2.3.       Holdback Agreement. Each Holder agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect or would otherwise effect a public sale or distribution (including sales pursuant to Rule 144), or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the period beginning seven days before and ending 90 days after the effective date of any underwritten public offering of any equity securities of the Company pursuant to which securities are registered pursuant to this Agreement (including Demand and Piggyback Registrations) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted, unless the underwriters managing the underwritten public offering otherwise agree and such agreement permits all Holders of Registrable Securities to sell such securities on a pro rata basis. In addition, each Holder of Registrable Securities agrees to execute any further letters, agreements and/or other documents reasonably requested by the Company or its underwriters which are consistent with the terms of this Section 2.3. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

2.4.       Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall use its reasonable best efforts to effect the registration and the widely disseminated sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall, as expeditiously as possible:

(a)       prepare and file with the SEC and FINRA all filings required for the consummation of the offering, including preparing and filing with the SEC a registration statement on than appropriate form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the earliest to occur (A) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (B) a period of 90 days in the case of an underwritten offering effected pursuant to a registration statement other than a Shelf Registration Statement and a period of three years in the case of a Shelf Registration Statement (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Majority Participating Holders covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)       notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (and, in connection with any Shelf Registration Statement, file one or more prospectus supplements pursuant to Rule 424 under the Securities Act covering Registrable Securities upon the request of one or more Holders wishing to offer or sell Registrable Securities whether in an underwritten offering or otherwise);

(c)       furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)       use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)       promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)       promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g)      cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(h)      cause its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(i)       provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)       enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Majority Participating Holders being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(k)      in any transaction involving the use of an underwriter or underwriters, use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel, including local and/or regulatory counsel, and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(l)       make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(m)     deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(n)      use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(o)      provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(p)      use its best efforts to make available its senior management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(q)      promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

(r)       furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(s)      cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(t)       cooperate with any due diligence investigation by any manager, underwriter or Participating Holder and make available such documents and records of

(u)      the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(v)      take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(w)     use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(x)       permit any Holder of Registrable Securities which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(y)      in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any of the Company’s equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(z)       use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(aa)    obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Majority Participating Holders reasonably request; provided, that such Registrable Securities constitute at least 5% of the securities covered by such registration statement; and

(bb)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(cc)    take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(dd)    in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

2.5.       Registration Expenses. All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall be borne by the Company, whether or not a registration statement becomes effective. All underwriting discounts and all selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

2.6.       No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.7.       Indemnification.

(a)       In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, trustees, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members, beneficiaries or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)       Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.7) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.7(b) and 2.7(d) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the Beneficial Ownership of Ordinary Shares by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)       Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in Sections 2.7(a) and 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

(d)       If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.7(a) or (b), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.7(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.7(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.7(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.7(b).

(e)       The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (f) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement.

(f)       If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.1 or 2.2 and certain indemnity, contribution and related provisions between the Company and the Participating Holder, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.7.

2.8.       Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations, or provide any information, to the Company or the underwriters with respect thereto, except as otherwise provided in Section 2.8 hereof.

2.9.       No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders in this Agreement.

2.10.       Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

Section 3.         General

3.1.       Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Ordinary Shares or Ordinary Share Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A promulgated by the SEC under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

3.2.       Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the Beneficial Owner thereof the Beneficial Owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such Beneficial Ownership.

3.3.       Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by (i) the Company and (ii) the Holders holding or Beneficially Owning more than 50% of the Registrable Securities then held by all Holders; provided that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately and materially adversely affects any Holder shall not be effective without the written approval of such Holder. For purposes of the foregoing proviso, each Sponsor Shareholder shall be deemed to be disproportionately materially adversely affected if any material right specifically granted to any such Person herein (even if such right is granted to one or more other Sponsor Shareholder), is amended, modified, supplemented or waived. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

3.4.       Notices.

(a)       All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by e-mail, (iii) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) one Business Day following the day sent by reputable overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(i)	if to the Company, to:

FGI Industries Ltd.
906 Murray Road
East Hanover, NJ 07869
Attention: Chief Executive Officer
E-mail: [***]

with a copy, which shall not constitute notice, to:

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 S. 7th Street
Minneapolis, MN 55402-3901
Attention: Jonathan Zimmerman and James Fischer
Email: jon.zimmerman@faegredrinker.com; james.fischer@faegredrinker.com

(ii)	if to the Holders, to the address indicated in the records of the Company.

(b)       Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

3.5.       Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company without the prior written consent of the Sponsor Shareholders. Each Holder shall have the right to assign all or part of its or his rights and obligations under this Agreement only in accordance with transfers of Registrable Securities to such Holder’s Permitted Transferees. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

3.6.       Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

3.7.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b)       Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the courts of the State of New Jersey and (ii) the United States District Court located in the State of New Jersey for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in (I) the courts of the State of New Jersey or (II) the United States District Court located in the State of New Jersey and waives any claim that such suit or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final and unappealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction within or outside the United States or in any other manner provided in law or in equity

(c)       WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS 3.7.

3.8.       Interpretation; Construction.

(a)       The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)       The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

3.9.       Counterparts. This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

3.10.       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.11.       Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12.       Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.13.       Confidentiality.

(a)       Each Holder acknowledges that the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and its Section 3.13 Representatives acquiring material non-public information (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Holders).

(b)       Each Holder agrees that it will maintain the confidentiality of such material non-public information and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose material non-public information to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors, in each case, who reasonably need to know such information (collectively, the “Section 3.13 Representatives”), (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party and such Holder is advised by counsel that such information reasonably needs to be disclosed in connection with such litigation; provided further, that in the case of clause (i), the recipients of such material non-public information are subject to the Policies or are directed to hold confidential the material non-public information in a manner substantially consistent with the terms of this Section 3.13.

(c)       Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential sale or distribution to the public of Ordinary Shares of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other Holders of the Company’s Ordinary Shares), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

3.14.       Termination and Effect of Termination. This Agreement shall terminate with respect to each Holder when such Holder no longer holds any Registrable Securities and will terminate in full when no Holder holds any Registrable Securities, except for the provisions of Sections 2.9, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 2.9 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

FGI INDUSTRIES LTD.

David Bruce
Chief Executive Officer

HOLDERS:

FOREMOST GROUPS LTD.

Name:

Title:

[Signature page to registration rights agreement]

Schedule I

SPONSOR SHAREHOLDERS

Foremost Groups Ltd.

[Signature page to registration rights agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of [●] by the undersigned (the “New Holder”) in accordance with the terms and conditions set forth in that certain Registration Rights Agreement by and among FGI Industries Ltd. (including any successor, the “Company”), and the Holders party thereto, dated as of [●], 2021 (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, the Company and the Holders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery to the Company of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the New Holder hereby agrees as follows:

1.       Joinder. By the execution and delivery of this Joinder, the New Holder hereby agrees to become, and to be deemed to be, and shall become and be deemed to be, for all purposes under the Registration Rights Agreement, a Holder, with the same force and effect as if the New Holder had been an original signatory thereto, and the New Holder agrees to be bound by all of the terms and conditions of, and to assume all of the obligations of, a Holder under, the Registration Rights Agreement. All of the terms, provisions, representations, warranties, covenants and agreements set forth in the Registration Rights Agreement with respect to a Holder are incorporated by reference herein and shall be legally binding upon, and inure to the benefit of, the New Holder.

2       Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Joinder or the Registration Rights Agreement.

3       Binding Effect. This Joinder and the Registration Rights Agreement shall be binding upon, and shall inure to the benefit of, the New Holder and its successors and permitted assigns, subject to the terms and provisions of the Registration Rights Agreement. It shall not be necessary in connection with the New Holder’s status as a Holder to make reference to this Joinder.

IN WITNESS WHEREOF, the New Holder has executed this Joinder as of the date first above written.

NEW HOLDER:

By:
Name:
Title:

Address:

Accepted and agreed:

FGI INDUSTRIES LTD.

By:
Name:
Title: